EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated February 14, 2003 included in Vicom, Incorporated Form 10-K for the year ended December 31, 2002 and to all references to our firm included in this Registration Statement.


                                              /s/ Virchow, Krause & Company, LLP


Minneapolis, Minnesota,
October 15, 2003